Exhibit 5.1

Tamara L. Linde, Esquire Executive Vice President and General Counsel	PSEG Services Corporation 80 Park Plaza, T-4 Newark, NJ 07102-4194 tel: 973-430-8058 fax: 973-639-0741

August 13, 2021

Public Service Enterprise Group Incorporated

80 Park Plaza

Newark, NJ 07102

Re:	Public Service Enterprise Group Incorporated
Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished in connection with the preparation and filing by Public Service Enterprise Group Incorporated, a New Jersey corporation (the “Company”), of the Registration Statement on Form S-4, including the Preliminary Prospectus (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer and exchange of the Company’s outstanding unregistered 8 5/8% Senior Notes due 2031 (the “Restricted Notes”) that are validly tendered and not validly withdrawn for an equal principal amount of the Company’s 8 5/8% Senior Notes due 2031 (the “Registered Notes”). The Registered Notes will be issued under the Indenture, dated as of November 1, 1998 (as amended and supplemented, the “Indenture”), between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”), and the Form of Global Note set forth in the Officer’s Certificate of the Company dated December 23, 2020, establishing the terms of the Registered Notes (the “Officer’s Certificate”).

I have examined the Registration Statement, the Company’s Certificate of Incorporation (as amended), the Company’s By-Laws, the Indenture, the Officer’s Certificate, including the form of global certificate representing the Registered Notes, and such other agreements, instruments, documents and records and such certificates or comparable documents of public officials which I deemed relevant and necessary for the basis of the opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I have reviewed.

The opinions expressed below are based on the following assumptions:

(a) the Registration Statement will have become effective; and

(b) the proposed transactions contemplated by the Registration Statement will have been carried out on the basis set forth therein and in conformity with the authorizations, approvals, consents, or exemptions under the securities laws of various states and other jurisdictions of the United States.

Based upon the foregoing and subject to the limitations herein, I am of the opinion that, when the Registered Notes have been duly executed, authenticated and delivered by the

Company, authenticated by the Trustee and delivered against the exchange of the Restricted Notes, the Registered Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The foregoing opinion is given as of the date hereof and is limited to matters arising under laws of the State of New Jersey as in effect on the date hereof and I express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. I hereby consent to the incorporation by reference of this letter as an exhibit to the Registration Statement and to the use of my name wherever it appears in the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Act or the related rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this letter as an exhibit or otherwise.

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Very truly yours,

/s/ Tamara L. Linde, Esquire
Tamara L. Linde, Esquire
Executive Vice President and General Counsel

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